EXHIBIT 10.7

SECOND AMENDMENT AND WAIVER

SECOND AMENDMENT AND WAIVER, dated as of November 25, 2013 (this “Amendment and Waiver”), to the SECOND AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT, dated as of May 30, 2012 (as amended by the First Amendment, dated as of May 15, 2013, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IBERDROLA USA, INC., a New York corporation (the “Borrower”), CITIBANK, N.A., as administrative agent (the “Administrative Agent”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and the other parties named therein.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent, and the other parties named therein are party to the Credit Agreement;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement to permit the replacement of GAAP and implementation of the Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board;

WHEREAS, the Borrower has requested that the Lenders waive compliance with Section 6.01(a) of the Credit Agreement as set forth herein; and

WHEREAS, the Required Lenders have agreed to such amendments and waiver on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

2. Accounting Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, on the Amendment and Waiver Effective Date (as defined below), it is agreed that the Credit Agreement shall be amended as follows:

(a) All references to “GAAP” (other than the definition of “GAAP” in Section 9.01 of the Credit Agreement and as set forth in Section 2(d) of this Amendment) and “generally accepted accounting principles” in the Credit Agreement shall be deleted and replaced with “IFRS”.

(b) Section 9.01 of the Credit Agreement is hereby amended by inserting the following definitions in the correct alphabetical positions:

““Second Amendment and Waiver Effective Date” shall have the meaning provided in the Second Amendment, dated as of November 25, 2013, among the Borrower, certain Lenders and the Administrative Agent.”

““IFRS” shall mean the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.”

(c) clause (iii) of the definition of “Reorganization” appearing in Section 9.01 of the Credit Agreement is hereby amended by replacing the phrase “Iberdrola Networks, Inc.” with the following:

“Iberdrola USA Networks, Inc. (or such other name as may be disclosed to the Administrative Agent prior to formation)”.

(d) the last sentence of Section 9.02 is hereby amended by inserting immediately prior to the period thereof the following:

“provided that it is agreed and understood that any calculation or determination made prior to the Second Amendment and Waiver Effective Date using reference to GAAP shall remain as previously calculated or determined in accordance with such GAAP”.

3. Waiver to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, as of the Amendment and Waiver Effective Date, the Lenders hereby waive compliance with Section 6.01(a) of the Credit Agreement solely with respect to the fiscal year of the Borrower ended December 31, 2013; provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Borrower and its Subsidiaries to comply with each and every obligation, covenant, duty, or agreement under the Credit Agreement and the other Loan Documents, in each case as amended, restated, supplemented or otherwise modified, from and after the date hereof (after giving effect to this Amendment and Waiver).

4. Conditions to Effectiveness of the Amendment and Waiver. The Amendment and Waiver shall become effective as of the date (the “Amendment and Waiver Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received an executed counterpart hereof from the Borrower and the Required Lenders;

(b) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, the audited consolidated balance sheet of Iberdrola Renewables Holdings, Inc. and its consolidated Subsidiaries as at the last day of the fiscal year ending December 31, 2013, and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Pricewaterhouse Coopers LLP or other independent certified public accountants of nationally recognized standing, and all financial statements delivered pursuant to this Section 4(b) shall be complete and correct in all material respects and shall be prepared in reasonable detail in accordance with IFRS applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods;

(c) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, the audited consolidated balance sheet of a Maine corporation that will be formed in connection with the Reorganization and is currently intended to be named Iberdrola USA Networks, Inc. (“IUSA Networks”), and its consolidated Subsidiaries as at the last day of the fiscal year ending December 31, 2013, and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Pricewaterhouse Coopers LLP or other independent certified public accountants of nationally recognized standing, and all financial statements delivered pursuant to this Section 4(c) shall be complete and correct in all material respects and shall be prepared in reasonable detail in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods;

(d) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries, Iberdrola USA Networks and its consolidated Subsidiaries and Iberdrola Renewables Holdings, Inc. and its consolidated Subsidiaries, in each case as at the last day of the fiscal year ending December 31, 2013 and the related unaudited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, certified by the principal financial officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments), and all financial statements delivered pursuant to this Section 4(d) shall be complete and correct in all material respects and shall be prepared in reasonable detail in accordance with IFRS applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods;

(e) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a one-time reconciliation of the balance sheet and income statement of the Borrower reflecting the material changes resulting from the adoption of IFRS for the fiscal year ended December 31, 2013;

(f) Concurrently with the delivery of the financial statements pursuant to Sections 4(b), (c) and (d) above, a Compliance Certificate (i) stating that to the best of such officer’s knowledge, the Borrower during the fiscal year ending December 31, 2013 has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) containing information and calculations for determining compliance by the Borrower with the provisions of the Credit Agreement referred to therein (including Section 7.01 of the Credit Agreement) as of the last day of the fiscal year of the Borrower ending December 31, 2013;

(g) On the Amendment and Waiver Effective Date, the representations and warranties set forth in Section 5 below shall be true and correct in all material respects; and

(h) Since December 31, 2012, both immediately before and after giving effect to this Amendment and Waiver, there has not occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

5. Representations and Warranties. The Borrower hereby represents and warrants, on and as of the Amendment and Waiver Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment and Waiver Effective Date, both immediately before and after giving effect to this Amendment and Waiver (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment and Waiver has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms and (iii) no Event of Default shall have occurred and be continuing on the Amendment and Waiver Effective Date, both immediately before and after giving effect to this Amendment and Waiver.

6. Acknowledgement and Confirmation of the Borrower. The Borrower hereby confirms and agrees that, after giving effect to this Amendment and Waiver, the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect and enforceable against the Borrower in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment and Waiver. This acknowledgement and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment and Waiver, and the Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment and Waiver in the absence of the acknowledgement and confirmation contained herein. This Amendment and Waiver shall constitute a Loan Document under the terms of the Credit Agreement.

7. Amendment and Limited Waiver. This Amendment and Waiver is a one-time waiver and does not constitute an amendment of any other provision of the Credit Agreement or the other Loan Documents, a waiver of any other provision of the Credit Agreement or the other Loan Documents, or any other right, power or remedy of the Lenders thereunder. This Amendment and Waiver is limited as specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Loan Documents.

8. Severability. In case any provision of or obligation under this Amendment and Waiver shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9. Headings. Headings and captions used in this Amendment and Waiver are included for convenience of reference only and shall not be given any substantive effect.

10. Governing Law; Submission To Jurisdiction. This Amendment and Waiver shall be construed in accordance with and governed by the laws of the State of New York.

11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND WAIVER OR ANY OTHER LOAN DOCUMENT.

12. Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Amendment and Waiver (whether or not the transactions hereby contemplated shall be consummated) including the reasonable fees and disbursements of counsel to the Administrative Agent.

13. Counterparts; Integration. This Amendment and Waiver may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment and Waiver constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their duly authorized officers, all as of the day and year first above written.

IBERDROLA USA, INC.

By:	/s/ Jose M. Torres
Name:	Jose M. Torres
Title:	CFO

By:	/s/ Robert Kump
Name:	Robert Kump
Title:	CEO

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

Santander Bank, N.A., as a Lender

By:	/s/ Daniela Hofer-Gautschi
Name:	Daniela Hofer-Gautschi
Title:	VP

Bank of America, N.A., as a Lender

By:	/s/ Jerry Wells
Name:	Jerry Wells
Title:	Vice President

SIGNATURE PAGE TO

AMENDMENT AND WAIVER TO

CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Tasvir Hasan
Name:	Tasvir Hasan
Title:	Vice President

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. New York Branch, as a Lender

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Executive Director

By:	/s/ Luca Sacchi
Name:	Luca Sacchi
Title:	Executive Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Robert J. MacFarlane
Name:	Robert J. MacFarlane
Title:	Vice President

TD Bank, N.A., as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Senior Vice President

SIGNATURE PAGE TO

AMENDMENT AND WAIVER TO

CREDIT AGREEMENT

HSBC Bank USA, National Association, as a Lender

By:	/s/ Alexander Rea
Name:	Alexander Rea
Title:	Senior Vice President

Lloyds Bank plc, formerly known as Lloyds TSB Bank plc, as a Lender

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President – G011

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President – W011

SIGNATURE PAGE TO

AMENDMENT AND WAIVER TO

CREDIT AGREEMENT